Exhibit 10.23

AMENDMENT NO. 1

TO

ASSET PURCHASE AGREEMENT

This Amendment No. 1 to the Asset Purchase Agreement (the “Agreement”) made and effective as of the 30th day of September 2007, between Computer Contact Service, Inc., a California corporation (“Seller”), Stanley Harper and Troy Davis (collectively, the “Shareholders”, and collectively with the Seller, the “Seller Parties”) on the one hand, and Great American Family Parks, Inc., a Nevada corporation (“Buyer”), and Park Staffing Services, LLC, a California limited liability company (“Park Staffing Services”) (collectively, the “Buyer Parties”) on the other hand.

WITNESSETH:

WHEREAS, on March 30, 2007, Seller Parties entered into an Agreement with EDLA Staffing Services, LLC (“EDLA”);

WHEREAS, effective September 30, 2007, EDLA assigned all rights, title, interest and benefits in, and obligations under the Agreement to Buyer;

WHEREAS, the parties now desire to amend Sections 2.1 and 2.2 of Article II of the Agreement as hereinafter set forth;

NOW, THEREFORE, in consideration of and for the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Agreement is hereby amended as follows:

1.

Article II of the Agreement is hereby amended to be and read as follows:

2.1

Purchase Price. Buyer will purchase the Purchased Assets and assume the Assumed Liabilities subject to the terms and conditions hereof.

2.2

Payment of Purchase Price.

2.21 At Closing.  Following execution of this agreement, Buyer will pay Seller an amount equal to Six Hundred Thousand Dollars ($600,000), to be paid in cash or by cashier’s check drawn on a California bank insured by the FDIC, of which Two Hundred Thousand Dollars ($200,000) will be paid by Buyer as a down payment to Seller, and the balance of Four Hundred Thousand Dollars ($400,000) shall be paid on the Closing Date.    In addition, as agreed upon by the parties, Buyer shall deliver to Seller a Warrant (the “Warrant”) to purchase Five Million (5,000,000) shares of Buyer’s common stock, exercisable at $0.05 per share for a period of four years commencing one year from the date hereof, in the form attached hereto in Exhibit “D.”

2.22 Post-Closing. The balance of the Purchase Price, or Five Hundred Sixty-Two Thousand Five Hundred Dollars ($562,500.00), will be paid by Buyer to Seller in accordance with the terms and conditions of a promissory note (the “Promissory Note”), in the form attached hereto as Exhibit “A,” and will deliver such executed Promissory Note to Seller at the Closing, as hereinafter defined.  The obligations of Buyer pursuant to the Promissory Note shall be secured by a guarantee agreement (the “Guarantee Agreement”) to be executed by Larry Eastland in the form attached hereto as Exhibit “B” and delivered to Seller at the Closing, as hereinafter defined.  In addition, at the Closing, as hereinafter defined, Buyer shall execute and deliver to the Shareholders a factoring agreement (the “Factoring Agreement”) in the form attached hereto as Exhibit “C,” pursuant to which the Shareholders shall provide financing services to Buyer.

2.3

Seller Representations.

(a)

The Seller is acquiring a Warrant for Securities for its own account, for investment purposes only and not with a view to the distribution (as such term is used in Section 2(11) of the Securities Act of 1933.  The Seller understands that the Securities will not have been registered under the Securities Act and cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available.

(b)

The Seller acknowledges that it can bear the economic risk and complete loss of its investment in the Securities and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment contemplated hereby.

(c)

The Seller has had an opportunity to receive all additional information related to the Company requested by it and to ask questions of and receive answers from the Company regarding the Company, its business and the terms and conditions of the Securities.  The Seller acknowledges receipt of copies of the SEC Filings. Neither such inquiries nor any other due diligence investigation conducted by the Seller shall modify, amend or affect the Seller’s right to rely on the Company’s representations and warranties contained in this Agreement.

(d)

It is understood that, except as provided below, certificates evidencing the Securities may bear the following or any similar legend:

“The securities represented hereby may not be transferred unless (i) such securities have been registered for sale pursuant to the Securities Act of 1933, as amended, (ii) such securities may be sold pursuant to Rule 144, or (iii) the Company has received an opinion of counsel reasonably satisfactory to it that such transfer may lawfully be made without registration under the Securities Act of 1933 or qualification under applicable state securities laws”.

2.4

Payment of Taxes. Buyer and Seller will each pay one-half of any and all sales, transfer or use taxes due as a result of the Transactions.

2.4.1 Notwithstanding the terms and conditions stated in this Section 2.4, if all, or any portion, of the issuance and delivery of a Warrant provided under this Agreement results in the imposition on Seller of income tax liability under the Internal Revenue Code, then, in addition to any other benefits to which Seller is entitled under this Agreement, Buyer shall pay Seller an amount in cash equal to the sum of the taxes payable by Seller by reason of receipt of the Warrant plus the amount necessary to put Seller in the same after-tax position (taking into account any and all applicable federal, state and local income or other taxes at the highest possible applicable rates on sale of securities purchased pursuant to exercise of the Warrant (“Gross-up”).

2.

(A)

This agreement shall be construed and interpreted in accordance with the laws of the State of California without giving effect to the conflict of laws rules thereof or the actual domiciles of the parties.

(B)

Except as amended hereby, the terms and provisions of the Agreement shall remain in full force and effect, and the Agreement is in all respects ratified and confirmed.  On and after the date of this agreement, each reference in the Agreement to the “Agreement”, “hereinafter”, “herein”, “hereinafter“, “hereunder“, “hereof”, or words of like import shall mean and be a reference to the Agreement as amended by this agreement.

(C)

This agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which taken together shall constitute a single Amendment.

IN WITNESS WHEREOF, the parties hereto have executed this agreement as of the date first stated above.

SELLER PARTIES:

COMPUTER CONTACT SERVICE, INC.

By: /s/ Stanley Harper

Name:

Stanley Harper

Title:

President

/s/ Stanley Harper

STANLEY HARPER, Individually

/s/ Troy Davis

TROY DAVIS, Individually

BUYER PARTIES:

GREAT AMERICAN FAMILY PARKS, INC.

By: /s/ Larry Eastland

Name:

Larry Eastland

Title

Chairman & CEO

PARK STAFFING SERVICES, LLC

By: /s/ Larry Eastland

Name:

Larry Eastland

Title:

Managing Member

EXHIBIT A

Promissory Note

EXHIBIT B

Guarantee Agreement

EXHIBIT C

Factoring Agreement

EXHIBIT D

Warrant